UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant    ☒

Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting material pursuant to Rule 14a-12

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

CONCERTO SOFTWARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

This Schedule 14A relates to the proposed merger of an affiliate of Melita International Inc. (“Melita”) with and into the Registrant (the “Proposed Transaction”), whereby the Registrant would become a wholly-owned subsidiary of Melita, and is being filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended, in order to file the document attached as an exhibit to this Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”). Neither this Schedule 14A nor the exhibit attached hereto are intended to be a proxy solicitation. The information contained in this Schedule 14A and the exhibit attached hereto do not provide all of the important information with respect to the Proposed Transaction.

The Registrant has filed a preliminary proxy statement and other documents with the SEC regarding the Proposed Transaction. The Registrant’s stockholders are encouraged to read the preliminary proxy statement, the definitive proxy statement, when it becomes available, and any other relevant documents relating to the Proposed Transaction because they contain important information regarding the Proposed Transaction. The definitive proxy statement should be read carefully before making a decision concerning the Proposed Transaction. A definitive proxy statement will be sent to the Registrant’s stockholders seeking their approval of the Proposed Transaction. Investors and security holders may obtain a copy of the preliminary proxy statement, the definitive proxy statement, when it is available, and any other relevant documents filed by the Registrant with the SEC, for free at the SEC’s website at www.sec.gov, and at the Registrant’s website, www.concerto.com. Copies of the proxy statement and other documents filed by the Registrant with the SEC may also be obtained free of cost by directing your request to Paul R. Lucchese of the Registrant, 6 Technology Park Drive, Westford, Massachusetts 01886, telephone number (978) 952-0200.

The Registrant and its directors, executive officers, and certain of its employees may be deemed to be participants in the solicitation of proxies of the Registrant’s stockholders in favor of the adoption and approval of the Proposed Transaction. These individuals may have an interest in the Proposed Transaction. A list of the names, affiliations, and interests of the participants in the solicitation will be contained in the proxy statement relating to the Proposed Transaction that will be filed with the SEC.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to ISIS Capital Management, LLC dated December 22, 2003